                                $120,000,000
                 P.T. ALATIEF FREEPORT FINANCE COMPANY B.V.

                        . . . % Senior Notes Due 2001
                       Unconditionally Guaranteed by

                    FREEPORT-MCMORAN COPPER & GOLD INC.

                           UNDERWRITING AGREEMENT

                                                      April . . . , 1994



CS FIRST BOSTON CORPORATION
CHASE SECURITIES, INC.
    c/o CS First Boston Corporation,
      Park Avenue Plaza,
      New York, N.Y. 10055

Dear Sirs:
            1. Introductory. P.T. ALatieF Freeport Finance Company B.V., a corporation organized under the laws of The Netherlands, having its legal seat in Rotterdam ("Issuer"), proposes to issue and sell $120,000,000 principal amount of its . . . % Senior Notes Due 2001 ("Securities") to be issued under an indenture, dated as of February . . , 1994 ("Indenture"), among the Issuer, Freeport-McMoRan Copper & Gold Inc., a Delaware corporation ("FCX"), and Chemical Bank, as Trustee. The Guaranteed Notes will be unconditionally guaranteed on a senior basis as to principal, premium, if any, Additional Amounts (as defined therein), if any, and interest ("Guaranty") by FCX. FCX and the Issuer hereby agree with each of you ("Underwriters") as follows:

            2.  Representations and Warranties of FCX and the Issuer.

      (a) Each of FCX and the Issuer represents and warrants to, and agrees with, the several Underwriters that:

         (i) A registration statement on Form S-3 (File No. 33-52257) with respect to, among other things, the Securities and the Guaranty, including a prospectus, has been carefully prepared by FCX and the Issuer in conformity with the requirements of the Securities Act of 1933 ("Act") and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission ("Commission") thereunder and filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement; any such amendment or supplement was so prepared and filed and any such amendment filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement or preventing or suspending the use of any Preliminary Prospectus (as hereinafter defined) has been issued and no proceeding for that purpose has been instituted or threatened by the Commission. A final prospectus ("Prospectus") setting forth the terms of the Securities and the Guaranty and of their sale and distribution has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations); and the Rules and Regulations do not require FCX or the Issuer to, and, without the consent of the Underwriters, neither FCX nor the Issuer will, file a post-effective amendment after the time of execution of this Agreement and prior to the filing of such Prospectus, such consent not to be unreasonably withheld (other than any document filed under the Securities Exchange Act of 1934 (the "Exchange Act"), that upon filing is deemed to be incorporated by reference therein). Such registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement". Each form of prospectus, if any, heretofore made available for use in offering the Securities and the Guaranty is referred to herein as a "Preliminary Prospectus". Any reference herein to the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to the filing of any document with the Commission deemed to be incorporated by reference therein that has not heretofore been delivered to the Underwriters.

        (ii) Each part of the Registration Statement, when such part became or becomes effective, each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and on the Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and on the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to FCX or the Issuer by any Underwriter specifically for inclusion therein.

       (iii) The documents incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus, when they became or become effective under the Act or were or are filed with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations of the Commission thereunder.

        (iv) The Indenture has been duly authorized, executed and delivered by FCX and the Issuer and has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized, executed, issued and delivered by the Issuer; the Guaranty has been duly authorized, executed and delivered by FCX; and the Indenture, the Securities and the Guaranty constitute valid and binding obligations of FCX and/or the Issuer, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (v) The Indenture, the Securities and the Guaranty conform, or when so issued will conform, in all material respects to the descriptions thereof contained in the Prospectus.

        (vi) The statements in the Prospectus under the captions "Relationship of the FCX Group with the FTX Group", "Description of the Guaranteed Notes", "Description of Certain Indebtedness" and "Description of FCX Preferred Stock and Special Preference Stock", insofar as such statements constitute summaries of the documents and matters referred to therein, fairly and accurately present the information called for with respect to such documents and matters.

       (vii) Except as set forth in the Prospectus, there is not pending or, to the knowledge of FCX or the Issuer, threatened, any action, suit or proceeding to which FCX, P.T. Freeport Indonesia Company, a limited liability company organized under the laws of Indonesia and domesticated in Delaware ("PT-FI"), Eastern Mining Company, Inc., a Delaware corporation ("EMC"), Rio Tinto Minera, S.A., a limited liability company organized under the laws of Spain ("RTM"), or the Issuer is a party before or by any court or governmental agency or body, which could reasonably be expected to result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Issuer or of FCX and its subsidiaries taken as a whole, or would reasonably be expected to materially and adversely affect the properties or assets thereof.

      (viii) This Agreement has been duly authorized, executed and delivered by FCX and the Issuer.

        (ix) The Issuer will apply, and FCX will cause the Issuer to apply, the net proceeds from the sale of the Securities as set forth in the Prospectus.

         (x) There are no contracts or documents of FCX, PT-FI, EMC, RTM, the Issuer or P.T. ALatieF Freeport Infrastructure Corporation, a limited liability company organized under the laws of Indonesia ("AFIC") that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Act, the Exchange Act or the Rules and Regulations of the Commission thereunder that have not been so filed.

        (xi) The issuance and delivery of the Securities and the Guaranty, the execution and delivery of this Agreement and the Indenture by FCX and the Issuer, the consummation by FCX and the Issuer of the transactions herein and therein contemplated, the compliance by FCX and the Issuer with the terms hereof and thereof and the application of the proceeds of the issuance of the Securities as described in the Prospectus under "Description of the Guaranteed Notes -- Application of Proceeds under Indenture" do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-laws, as amended (or analogous documents), of FCX, PT-FI, EMC, RTM, the Issuer or AFIC or the Certificate of Domestication of PT-FI, the Amended and Restated Credit Agreement, dated as of June 1, 1993, among Freeport-McMoRan Inc., a Delaware corporation ("FTX"), Freeport-McMoRan Resource Partners, Limited Partnership, Chemical Bank, as Agent, and the banks named therein, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which FCX, PT-FI, EMC, RTM, the Issuer or AFIC is a party or by which any of their respective properties or assets are bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over FCX, PT-FI, EMC, RTM, the Issuer or AFIC or any of their respective properties or assets (other than any such conflict, breach, violation or default which, individually or in the aggregate, would not have a material adverse effect on the condition (financial or other), business, prospects, net worth or results of operations of the Issuer or of FCX and its subsidiaries taken as a whole); and no consent, approval, authorization, order, registration or qualification of or with any government, governmental instrumentality or court, domestic or foreign, is required for the valid authorization by the Issuer of the Securities or by FCX of the Guaranty, the issuance and delivery of the Securities and the Guaranty, the valid authorization, execution, delivery and performance by FCX and the Issuer of this Agreement and the Indenture, the consummation by FCX and the Issuer of the transactions contemplated by this Agreement and the Indenture, or the application of the proceeds of the issuance of the Securities as described in the Prospectus under "Description of the Guaranteed Notes -- Application of Proceeds under Indenture", except such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained under Netherlands law and are required under the Act and the securities or Blue Sky laws of the various states in connection with the purchase by the U.S. Underwriters and distribution of the Securities and the Guaranty; and provided that AFIC and any Infrastructure Affiliates (as such term is defined in the Prospectus) must obtain an investment license from the Indonesian Foreign Investment Coordinating Board in connection with each purchase of infrastructure assets and PT-FI, AFIC and any Infrastructure Affiliates must register any loans from the Issuer with the Bank of Indonesia or such loans may become subject to currency exchange restrictions.

      (b) FCX further represents and warrants to, and agrees with, the several Underwriters that:

         (i) The consolidated financial statements of FCX included or incorporated by reference in the Registration Statement and Prospectus present fairly the consolidated financial position of FCX as at the dates indicated and the consolidated results of operations and cash flows of such entities for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein.

        (ii) FCX does not have any subsidiaries that would constitute significant subsidiaries within the meaning of Rule 405 under the Act other than PT-FI and RTM.

       (iii) Each of FCX, EMC, RTM, the Issuer and AFIC has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; PT-FI has been domesticated in the State of Delaware and is in good standing under the laws of its jurisdiction of domestication and is a limited liability company duly organized under the laws of the Republic of Indonesia; each of FCX, PT-FI, EMC, RTM, the Issuer and AFIC has full power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and Prospectus; and each of FCX, PT-FI, EMC, the Issuer and AFIC has been duly qualified as a foreign corporation for the transaction of business and is in good standing to the extent applicable under the laws of each other jurisdiction (if any) in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of FCX and its subsidiaries taken as a whole.

        (iv) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, none of FCX, PT-FI, EMC, RTM or the Issuer has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to FCX and its subsidiaries taken as a whole, and there has not been any material change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of FCX and its subsidiaries, or any material adverse change in the prospects, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of FCX and its subsidiaries.

      (c) The Issuer further represents and warrants to, and agrees with, the several Underwriters that:

         (i) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of The Netherlands; the Issuer has full power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and

      Prospectus; and the Issuer is not required to qualify as a foreign corporation under the laws of any other jurisdiction, with such exceptions as, considering all such cases in the aggregate, do not involve a material risk to the business, properties, financial position or results of operations of the Issuer, and the Issuer has not so qualified; the Issuer has conducted and will conduct no business operations other than the issuance of the Securities and the loaning of the proceeds therefrom as described in the Prospectus.

        (ii) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Issuer has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that would have a material adverse effect on FCX and its subsidiaries taken as a whole.

            3. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Issuer, at a purchase price of . . . . % of the principal amount thereof plus accrued interest from . . . . . . . . , 1994 to the Closing Date, the respective principal amounts of Securities set forth opposite the names of the Underwriters in Schedule A hereto.

            The Issuer will deliver the Securities to you for the accounts of the Underwriters, against payment of the purchase price by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Issuer at the office of Davis Polk & Wardwell at
9:30 A.M., New York time, on . . . . . . . . , 1994, or at such other time not later than seven full business days thereafter as you, FCX and the Issuer determine, such time being herein referred to as the "Closing Date". The Securities so to be delivered will be in definitive fully registered form, in such denominations and registered in such names as you request and will be made available for checking and packaging at the office of the Trustee at least 24 hours prior to the Closing Date.

            The Issuer shall not be obligated to deliver any Securities to be delivered on the Closing Date, except upon payment for all the Securities to be purchased on such Closing Date as provided herein.

            4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

            5. Certain Agreements of FCX and the Issuer. FCX and the Issuer agree with the several Underwriters that:

         (a) If the Registration Statement was declared effective prior to the execution and delivery of this Agreement, FCX and the Issuer will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by you, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifth business day after the date on which the Registration Statement was declared effective.

      FCX will advise you promptly of any such filing pursuant to Rule 424(b).

         (b) FCX will advise you promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without your consent, such consent not to be unreasonably withheld; and FCX will also advise you promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

         (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, FCX and the Issuer promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

         (d) As soon as practicable, but not later than the Availability Date (as defined below), FCX will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act, it being understood that FCX intends to satisfy this requirement by the filing of its annual report on Form 10-K and its quarterly reports on Form 10-Q. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of FCX's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

         (e) FCX will furnish to you conformed copies of the Registration Statement (three of which will include all exhibits and all documents incorporated by reference therein), each related preliminary prospec-tus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

         (f) FCX will arrange for the qualification of the Securities and the Guaranty for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution.

         (g) During the period of five years hereafter, FCX will furnish to you, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and FCX will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement of FCX filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning FCX and the Issuer as you may reasonably request.

         (h) FCX, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid all expenses incident to the performance of its and the Issuer's obligations under this Agreement, including (i) the preparation, printing, filing and distribution of any Preliminary Prospectuses, the Prospectus, the Registration Statement and any amendments thereof or supplements thereto, (ii) the preparation, printing and distribution of this Agreement, any agreement among the Underwriters, the Securities (including the Guaranty), the Indenture and any Blue Sky memoranda, (iii) the issuance and delivery of the Securities (including the Guaranty) to you, (iv) the fees and disbursements of FCX's and the Issuer's counsel and accountants and other experts, (v) the expenses of qualifying the Securities and the Guaranty under state securities laws in accordance with the provisions of Section 5(f), including filing fees and reasonable fees and disbursements of your counsel in connection therewith and in connection with any Blue Sky memoranda, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, and (vii) any filing fee of the National Association of Securities Dealers, Inc. relating to the Securities and the Guaranty. If the sale of the Securities and the Guaranty provided for herein is not consummated by reason of any failure, refusal or inability on the part of FCX or the Issuer to perform any agreement on its part to be performed, or because any other condition of your obligations hereunder required to be fulfilled by FCX or the Issuer is not fulfilled, FCX will reimburse you for all reasonable out-of-pocket disbursements (including reasonable fees and disbursements of counsel) incurred by you in connection with your investigation, preparing to market and marketing the Securities and the Guaranty or in contemplation of performing your obligations hereunder. Neither FCX nor the Issuer shall in any event be liable to you for loss of anticipated profits from the transactions covered by this Agreement.

         (i) During the period beginning from the date hereof and continuing to and including the Closing Date, neither FCX nor the Issuer will offer, sell, contract to sell or otherwise dispose of any debt securities of FCX or the Issuer that mature more than one year after the Closing Date and which are substantially similar to the Securities, without the prior written consent of the Underwriters.

      6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of FCX and the Issuer herein, to the accuracy of the statements of officers of FCX and the Issuer made pursuant to the provisions hereof, to the performance by FCX and the Issuer of their respective obligations hereunder and to the following additional conditions precedent:

         (a) You shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Arthur Andersen & Co. confirming that they are independent public accountants with respect to FCX and the Issuer within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

               (i) in their opinion the financial statements and schedules of FCX and the Issuer examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

              (ii) on the basis of a reading of the latest available interim financial statements of FCX, inquiries of officials of FCX who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                  (A) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of FCX and its subsidiaries consolidated or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus, or that there was any change in the balance sheet of the Issuer; or

                  (B) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales or net operating income, consolidated income before extra-ordinary items or net income or in the ratio of earnings to fixed charges;

            except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

              (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of FCX and its subsidiaries subject to the internal controls of the FCX's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

               (v) they have read the unaudited pro forma condensed consolidated balance sheet and income statements giving effect to the acquisition of RTM filed by FCX on Form 8-K and incorporated by reference into the Prospectus and have made inquiries of officials of FCX concerning the pro forma adjustments; on the basis of such procedures, nothing came to their attention that caused them to believe that such pro forma financial information did not comply as to form in all material respects with the applicable accounting requirements of the Act or that the pro forma adjustments have not been properly applied to the historical amounts.

      For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectus" shall mean the prospectus included in the Registration Statement. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

         (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by you. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of FCX, the Issuer or you, shall be contemplated by the Commission.

         (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, on a consolidated basis, in the capital stock (other than changes resulting from issuances of shares of FCX's Class A Common Stock, par value $0.10 per share (the "Common Stock"), in connection with the conversion or exchange of any security of FCX outstanding on the date as of which such information is given), short-term debt or long-term debt of the Issuer or of FCX and its subsidiaries; (ii) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including you, materially impairs the investment quality of the Securities; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or the American Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including you, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

         (d) You shall have received an opinion, dated the Closing Date, of Davis Polk & Wardwell, special counsel for FCX and the Issuer, to the effect that:

               (i) FCX has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware and PT-FI has been domesticated and is in good standing under the laws of the State of Delaware;

              (ii) The Indenture has been duly authorized, executed and delivered by FCX and delivered by the Issuer and has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized, executed, issued and delivered and conform to the description thereof contained in the Prospectus; the Guaranty has been duly authorized, executed and delivered by FCX and conforms to the description thereof contained in the Prospectus; and the Indenture, the Securities and the Guaranty constitute valid and binding obligations of FCX and/or the Issuer, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

             (iii) The statements in the Prospectus under the captions "Relationship of the FCX Group with the FTX Group" and "Description of the Guaranteed Notes", "Description of Certain Indebtedness" and "Description of FCX Preferred Stock and Special Preference Stock", insofar as such statements constitute summaries of the documents and matters referred to therein, fairly and accurately present the information called for with respect to such documents and matters;

              (iv) The Registration Statement has become effective under the Act; the Prospectus has been filed as required by Section 2(a)(i) hereof; and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement or order preventing or suspending the use of any prospectus relating to the Securities or the Guaranty has been issued under the Act and no proceedings for that purpose have been instituted or threatened;

               (v) Each part of the Registration Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; and such counsel has no reason to believe that any such part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and on the Closing Date, and any amendment or supplement thereto, as of the date thereof and on the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data included or incorporated by reference in any of the documents mentioned in this clause (v);

              (vi) This Agreement has been duly authorized, executed and delivered by FCX and delivered by the Issuer; and

             (vii) The issuance and delivery of the Securities and the Guaranty, the execution and delivery of this Agreement and the Indenture by FCX and the Issuer, the consummation by FCX and the Issuer of the transactions herein and therein contemplated and compliance by FCX and the Issuer with the terms of this Agreement, the Indenture, the Securities and the Guaranty, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) the charter or by-laws of FCX or PT-FI, or (b) to the best of such counsel's knowledge, but without any independent investigation, any Federal securities law of the United States, any law of the State of New York or the Delaware General Corporation Law, or of any order, writ, judgment, decree, determination or award binding on FCX; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such as may be required under state laws in connection with the purchase and distribution of the Securities and the Guaranty by the several U.S. Underwriters.

      Such counsel shall be entitled to state that such opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.
      In rendering such opinion, such counsel may rely as to all matters of Netherlands law upon the opinion of Stibbe Simont Monahan Duhot referred to in Section 6(g) below.

         (e) You shall have received an opinion, dated the Closing Date, of John G. Amato, Esq., General Counsel of FCX, to the effect that:

               (i) Each of FCX and PT-FI has full power and authority (corporate and other) to conduct its business as described in the Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of FCX and its subsidiaries;

              (ii) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the Rules and Regulations thereunder; and such counsel believes that none of such documents, when such documents were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading, it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause (ii);

             (iii) The descriptions in the Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the

            Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

              (iv) The performance of this Agreement, the Indenture, the Guaranty and the senior note of PT-FI to be issued on the Closing Date as provided in Section 3.9 of the Indenture (the "PT-FI Note") and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument known to such counsel to which FCX or PT-FI is a party or by which any of them is bound or to which any of the property of any of them is subject, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over FCX or PT-FI or any of their properties; and

               (v) Each of FCX and the Issuer has an authorized capitalization as set forth in the Prospectus (other than changes resulting from issuances of shares of Common Stock in connection with the conversion or exchange of any security of FCX outstanding on the date as of which such information is given); all the issued shares of capital stock of PT-FI and the Issuer shown in the Prospectus as beneficially owned by FCX have been duly and validly authorized and issued, are fully paid and non-assessable and are so owned subject to no security interest, other encumbrance or adverse claim.

         (f) You shall have received the opinion, dated the Closing Date, of Stibbe Simont Monahan Duhot, special Netherlands counsel to FCX and the Issuer, to the effect that:

               (i) The Issuer has been duly incorporated and is validly existing under the laws of The Netherlands as a legal entity in the form of "besloten vennootschap met beperkte aansprakelijkheid" (closed company with limited liability);

              (ii) All outstanding shares of the Issuer have been validly issued to FCX and are fully paid and nonassessable;

             (iii) The Issuer has the corporate power and corporate authority to enter into this Agreement and the Indenture, to issue and sell the Securities and to conduct its business as described in the Prospectus;

              (iv) This Agreement and the Indenture have been duly authorized, executed and delivered by the Issuer; the Securities have been duly authorized, executed, authenticated, issued and delivered by the Issuer and conform to the descrip-tion thereof contained in the Prospectus; and this Agreement, the Indenture and the Securities constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (v) No license, authorization, permission or consent from any Netherlands public authority or governmental agency is required for the valid execution and delivery by the Issuer of this Agreement or the Indenture, or for the valid offering, execution, issue, sale or delivery by the Issuer of the Securities or for the valid performance by the Issuer of its obligations thereunder and under the Indenture or the consummation of the transactions described therein, except such as have been obtained or made prior to the date hereof;

              (vi) The issuance and delivery of the Securities, the execution and delivery of this Agreement and the Indenture by the Issuer, the consummation by the Issuer of the transactions herein and therein contemplated and compliance by the Issuer with the terms of this Agreement, the Indenture and the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under the Articles of Association of the Issuer or any statute, any agreement or instrument known to such counsel (without special investigation) to which the Issuer is a party or by which the Issuer is bound or to which any of the property of the Issuer is subject or any rule or regulation or (without special investigation) order known to such counsel of any court or governmental agency or body having jurisdiction over the Issuer or any of its properties;

             (vii) In order to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, the Indenture or the Securities, it is not necessary that any of these documents be filed or recorded with any public office in The Netherlands;

            (viii)  The Issuer can sue and be sued in its own name;

              (ix) The statements in the Prospectus under the caption "Enforcement of Civil Liabilities", to the extent such statements relate to matters of Netherlands law or regulation, are true and accurate in all material respects, and nothing has been omitted from such statements which would make the same misleading in any material respect;

               (x) The statements in the Prospectus under the caption "Taxation -- Netherlands Tax Considerations" are true and accurate in all material respects, and nothing has been omitted from such statements which would make the same misleading in any material respect;

              (xi) Except as otherwise set forth in the Prospectus, no Netherlands withholding tax, taxes on income and capital gains, net wealth tax, gift, estate or inheritance taxes, registration tax, custom duty, stamp duty or any other similar tax or duty other than court fees are payable in The Netherlands or any taxing authority thereof or therein in connection with (A) the authorization, issuance, sale and delivery of the Securities by the Issuer to the Underwriters in the manner contemplated by this Agreement; (B) payments of interest on or the principal of the Securities to a holder of a Security other than a holder that is a resident of The Netherlands; (C) the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof in accordance with the terms hereof; or (D) the consummation of any other transaction contemplated by this Agreement or the Indenture in connection with the issuance and sale of the Securities;

             (xii) No Netherlands value added tax arises in respect of payments in consideration for the issue of the Securities or with respect to payments by the Issuer of principal or interest on the Securities; and

            (xiii) Under the laws of The Netherlands, the Issuer's irrevocable submission to the jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a "New York court") in any action arising out of or relating to this Agreement or the transactions contemplated hereby, its irrevocable waiver of any objection to the venue of a proceeding in any such court, and its irrevocable appointment of  . . . . . . . . . . .  as its authorized agent for the purpose described in Section 14 hereof are legal, valid and binding; and service of process effected on such agent in the manner set forth in Section 14 hereof will be effective to confer valid personal jurisdiction over the Issuer.

      Such counsel shall be entitled to state that such opinion is limited to the laws of The Netherlands and the political subdivisions thereof.

         (g) You shall have received the opinion, dated the Closing Date, of Miller & Chevalier, special tax counsel for FCX, to the effect that the description contained under "Taxation -- United

      States Income Tax Considerations" in the Prospectus is complete, fair and accurate in all material respects.

         (h) You shall have received the opinion, dated the Closing Date, of Ali Budiardjo, Nugroho, Reksodiputro, special Indonesian counsel for FCX, to the effect that:

               (i) Each of PT-FI and AFIC has been duly organized and is an existing corporation in good standing under the laws of Indonesia;

              (ii) The Contract of Work, dated December 30, 1991, between the Ministry of Mines of the Government of the Republic of Indonesia, acting for such Government, and PT-FI (the "Contract of Work"), has been duly authorized, executed and delivered by and constitutes the valid and binding obligation of the parties thereto, is in full force and effect and is enforceable in accordance with its terms;

             (iii) Other than those already granted in or pursuant to the Contract of Work and routine authorizations, permissions, consents or approvals (including approvals required under certain routine administrative regulations), which are of a minor nature and which are customarily granted in due course after application, or the denial of which would not materially adversely affect the business, present or proposed, of PT-FI, no registration with, or authorization or order of, The Government of the Republic of Indonesia or any subdivision thereof is required to permit PT-FI to carry out its operations, including those described in the Prospectus; to procure and import equipment and other materials therefor; to export its products, or to construct, equip, own, operate or maintain its assets or business;

              (iv) To the best of such counsel's knowledge after due inquiry, other than routine tax audits conducted in accordance with the terms of the Contract of Work, there is no action, suit, proceeding or investigation by or before any Indonesian court or governmental authority pending or threatened against or affecting PT-FI or any of its properties or rights which, if determined adversely to PT-FI, would in the aggregate have a material adverse effect on its present or future business or condition; and

               (v) PT-FI has the corporate power and authority to issue and sell the PT-FI Note; the PT-FI Note has been duly authorized by PT-FI and, when executed and delivered against payment therefor from the proceeds of the offering contemplated hereby, will constitute the valid and legally binding obligation of PT-FI enforceable in accordance with its terms; the PT-FI Note conforms to the description thereof contained in the Prospectus; the issuance and delivery of the PT-FI Note, the compliance by PT-FI with the terms thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the constituent documents of PT-FI or any statute, any agreement or instrument known to such counsel to which PT-FI is a party or by which PT-FI is bound or to which any of the property of PT-FI is subject or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over PT-FI or any of its properties; and no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the issuance and delivery of the PT-FI Note, the compliance by PT-FI with the terms thereof or the consummation of the transactions contemplated by this Agreement.

      Such counsel shall be entitled to state that such opinion is limited to the laws of Indonesia and the political subdivisions thereof.

         (i) You shall have received the opinion, dated the Closing Date, of Drs. Siddharta & Siddharta, a member firm of Coopers & Lybrands (International), tax advisers to the Issuer and FCX as to matters of Indonesian law, to the effect that:

               (i) The statements in the Prospectus under the caption "Taxation -- Indonesia Tax Considerations" are true and accurate in all material respects, and nothing has been omitted from such statements which would make the same misleading in any material respect; and

              (ii) Except as otherwise set forth in the Prospectus, no Indonesian withholding tax, taxes on income and capital gains, net wealth tax, gift, estate or inheritance taxes, registration tax, custom duty, stamp duty or any other similar tax or duty are payable in Indonesia or any taxing authority thereof or therein in connection with (A) the authorization, issuance, sale and delivery of the PT-FI Note by PT-FI or of the Underlying Notes by AFIC or any Infrastructure Affiliate;
            (B) payments of interest or Underlying Additional Amounts (as such term is defined in the Prospectus), if any, on or the principal of the PT-FI Note or any Underlying Note to the Issuer; (C) payments by the Issuer of interest, premium, if any, or Additional Amounts (as such term is defined in the Prospectus), if any, on or the principal of the Securities to a holder of a Security; (D) the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof in accordance with the terms hereof; or (E) the consummation of any other transaction contemplated by this Agreement or the Indenture in connection with the issuance and sale of the Securities.

      Such counsel shall be entitled to state that such opinion is limited to the laws of Indonesia and the political subdivisions thereof.

         (j) You shall have received from Sullivan & Cromwell, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Securities and the Guaranty, the Registration Statement, the Prospectus and other related matters as you may require, and FCX and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. Such counsel shall be entitled to state that such opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware. In rendering such opinion, Sullivan & Cromwell may rely as to all matters governed by Netherlands law upon the opinion of Stibbe Simont Monahan Duhot referred to above.

         (k) You shall have received a certificate or certificates, dated the Closing Date, of the Chairman of the Board, the President or any Vice-President, and a principal financial or accounting officer, of FCX and of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of FCX and the Issuer in this Agreement are true and correct, that each of FCX and the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for the purpose have been instituted or are threatened by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of FCX and its subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

         (l) You shall have received a letter, dated the Closing Date, of Arthur Andersen & Co. which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

FCX will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

      7. Indemnification and Contribution. (a) FCX and the Issuer, jointly and severally, will indemnify and hold harmless each Underwriter and each person who controls each Underwriter within the meaning of the Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to which such Underwriter may become subject, under the Act or otherwise, arising out of any untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement (or any amendment thereto), when such part became effective, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

        (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to which such Underwriter may become subject, under the Act or otherwise, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of FCX or the Issuer; and

       (iii) against any and all expense whatsoever, as incurred by each Underwriter (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to FCX or the Issuer by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that neither FCX nor the Issuer shall be liable to any Underwriter under the indemnity agreement in this Section 7(a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented (in either case excluding documents incorporated therein by reference) in any case where such delivery is required by the Act if FCX or the Issuer has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus or in the Prospectus as then amended or supplemented (in either case excluding documents incorporated therein by reference).

      (b) Each Underwriter agrees to indemnify and hold harmless FCX, the Issuer, each director of FCX or the Issuer, each officer of FCX or the Issuer who signed the Registration Statement, and each person who controls FCX or the Issuer within the meaning of the Act, to the same extent as the foregoing indemnity from FCX and the Issuer to the Underwriters, but only to the extent the related untrue statement or alleged untrue statement or omission or alleged omission was made in the related document referred to in the foregoing indemnity in reliance upon and in conformity with written information relating to the Underwriters furnished to FCX or the Issuer by an Underwriter expressly for inclusion in the preparation of the documents referred to in the foregoing indemnity.

      (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party or parties of the commencement thereof, the indemnifying party or parties shall be entitled to participate in, and, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if, in the judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. After notice from the indemnifying party or parties to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of counsel, the indemnifying party or parties shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this
Section 7 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

      (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by FCX and the Issuer on the one hand and the Underwriters on the other from the offering of the Securities and the Guaranty to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation pro-vided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of FCX and the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by FCX and the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by FCX and the Issuer bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by FCX or the Issuer on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. FCX, the Issuer and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (e) All representations, warranties, and agreements of FCX and the Issuer herein or in certificates or letters of officers delivered pursuant hereto, and the agreements of the several Underwriters contained in this
Section 7, shall remain operative and in full force and effect regardless of any termination of this Agreement or any investigation made by or on behalf of FCX, the Issuer or any Underwriter or any controlling person, and shall survive delivery of any Securities to the Underwriters.

      8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, you may make arrangements satisfactory to FCX and the Issuer for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to you, FCX and the Issuer for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, FCX or the Issuer, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of FCX and the Issuer or their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, FCX, the Issuer, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Securities by the Underwriters is not consummated, FCX and the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of FCX, the Issuer and the Underwriters pursuant to Section 7 shall remain in effect.

      10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you, c/o CS First Boston Corporation, Park Avenue Plaza, New York, N.Y. 10055, Attention: Capital Markets Department--New Issue Processing Group; if sent to FCX, will be mailed, delivered or telegraphed and confirmed to it c/o FTX at 1615 Poydras Street, New Orleans, Louisiana 70112, Attention: John G. Amato, General Counsel; or, if sent to the Issuer, will be mailed, delivered or telegraphed and confirmed to it c/o FTX at the foregoing address; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter at the following addresses: if to CS First Boston Corporation, at the address shown above; and if to Chase Securities, Inc., at 1 Chase Manhattan Plaza, New York, N.Y. 10081,
Attention: . . . . . . . .

      11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

      12. Representation of Underwriters. Any action under this Agreement taken by you jointly or by CS First Boston Corporation will be binding upon each of you.

      13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      14. Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.
The Issuer hereby appoints  . . . . . . . . . . . . .  as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Issuer represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer.

      15. Indemnification of Judgment Currency. Each of the Issuer and FCX agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "judgment currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and FCX and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

      16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among FCX, the Issuer and the several Underwriters in accordance with its terms.

                    Very truly yours,

                    P.T. ALATIEF FREEPORT FINANCE COMPANY B.V.


                    By . . . . . . . . . . . . . . . . . . . . . . . . . .
                       Name:
                       Title:


                    FREEPORT-MCMORAN COPPER & GOLD INC.


                    By . . . . . . . . . . . . . . . . . . . . . . . . . .
                       Name:
                       Title:


The foregoing Underwriting Agreement
  is hereby confirmed and accepted
  as of the date first above written.

      CS FIRST BOSTON CORPORATION
      CHASE SECURITIES, INC.

      By  CS FIRST BOSTON CORPORATION



      By  . . . . . . . . . . . . . . . . . . . . . . . . . .

                                 SCHEDULE A


                                                                                                          Principal
         Underwriter                                                                                        Amount

CS First Boston Corporation ..........................................................
Chase Securities, Inc. ...............................................................

         Total ........................................................................                  $120,000,000
